                                                                    EXHIBIT 32.1

                            SECTION 906 CERTIFICATION

      CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
                             THE UNITED STATES CODE

      The following certification accompanies the issuer's Annual Report on Form 10-K and is furnished, not filed, as provided in SEC Release Nos. 33-8238, 34-47986 dated June 5, 2003:

      I, Joseph B. Feil, Assistant Vice President of Wilmington Trust Company, trustee of the MetLife Policyholder Trust (the "Trust"), certify that (i) the Trust's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 30, 2005

                                        By: /s/ Joseph B. Feil
                                            ------------------
                                            Joseph B. Feil
                                            Assistant Vice President
                                            Wilmington Trust Company


      A signed original of this written statement required by Section 906 has been provided to the MetLife Policyholder Trust and will be retained by the MetLife Policyholder Trust and furnished to the Securities and Exchange Commission or its staff upon request.